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                                     EXHIBIT 23.1

                     OPINION AND CONSENT OF INDEPENDENT AUDITORS


                  CONSENT OF ERNST & YOUNG LLP INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the 1994 Stock Option/Award Plan, the amended 1991 Employee Stock Purchase Plan and Option Grant to Mr. Marion of Cygnus, Inc. of our report dated January 16, 1998 except, for the fourth paragraph of Note 3 and for Note 8, as to which the date is February 5, 1998, with respect to the consolidated financial statements and schedules of Cygnus, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1997, filed with the Securities and Exchange Commission.




                                             /s/ERNST & YOUNG LLP

                                             ERNST & YOUNG LLP







Palo Alto, California
November 13, 1998